Exhibit 99.1

FROM:                                  FOR:
BlueFire Partners                      MEDTOX Scientific, Inc.
150 South Fifth St., Suite 1300        402 West County Road D
Minneapolis, MN 55402                  St. Paul, MN  55112
Contact: Doug Ewing (612) 344-1036     Contact: Richard J. Braun (877) 715-7236

FOR IMMEDIATE RELEASE

             MEDTOX ANNUAL MEETING HIGHLIGHTS GROWTH AND OPPORTUNITY

ST. PAUL, Minn., May 23, 2002 - MEDTOX Scientific, Inc. (AMEX:TOX) today announced results of its annual meeting of shareholders held Wednesday, May 22.

Shareholders elected two incumbent directors, Harry W. Alcorn, Jr., Pharm.D., and Richard J. Braun, MBA, JD, CPA, to three-year terms expiring in 2005. Alcorn, chief operating officer of DaVita Clinical Research, and Braun, MEDTOX's chairman of the board, president and chief executive officer, join Samuel C. Powell, Ph.D., Miles E. Efron, James W. Hansen, Brian P Johnson and Robert A.
Rudell, whose terms expire in 2003 and 2004, as directors on the MEDTOX seven-member board of directors.

In his presentation to shareholders attending the meeting, MEDTOX chief executive officer Richard Braun said, "In 2001 we achieved record growth, solid financial performance and further strengthened our company to achieve strong and profitable growth in the years ahead. Our point-of-collection (POC) diagnostics business, which generates gross margins that are well above our core laboratory service business, achieved a 37-percent revenue increase in 2001 and continued that strong performance with a 30-plus percentage gain in the first quarter of 2002.

"In our laboratory services business we continued to gain new clients and completed a meaningful acquisition which significantly expanded our customer base and added testing capability in the rapidly growing pediatric lead-screening category.

"Additionally, we made solid progress in the growth of our Clinical Trials Services (CTS) business which won more than $780,000 in new contracts during the first four months of 2002, a 160-percent increase over the same period of 2001. Our growing CTS business leverages MEDTOX's established competencies and infrastructure, and positions MEDTOX to tap into a $6 billion marketplace."


MEDTOX  Announces  Formation  of Clinical  Trials  Services  Advisory  Board

"To further support the growth of our CTS business, we have established a Clinical Trials Services Advisory Board comprised of five highly experienced and talented professionals with an aggregate of more than 90 years' experience in clinical trials management, specialized testing, genomics and genetic engineering," Braun said. "The objectives of the CTS Advisory Board are to serve as a scientific resource for the MEDTOX professional staff, contribute their knowledge and expertise to the development of MEDTOX's CTS business and facilitate profitable participation in a very large marketplace."

Members of MEDTOX Clinical Trials Advisory Board include: Michael Smiricky, R.Ph., M.S., M.B.A., a 30-year veteran of Eli Lilly & Co.; John St. Peter, Pharm.D., BCPS, a nationally known professional in the field of endocrine sciences, currently associated with the Hennepin County (Minn.) Medical Center; Richard Brundage, Pharm.D., Ph.D., of the University of Minnesota College of Pharmacy and a

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MEDTOX Scientific, Inc.
May 23, 2002
Page 2

nationally known researcher in the HIV field; Michael Fieseler, co-founder of Datatrack; and Judith Lynn, a leading pharmaceutical industry consultant.

"We are very excited with the talented professionals who are joining our CTS Advisory Board, and look forward to the contributions each can make in developing this exciting business initiative," Braun said.

WebTox(TM), MEDTOX's Web-based, Interactive Management System Featured at Meeting

Shareholders were also introduced to MEDTOX's newly launched web platform and interactive program management system. Braun said, "We expect WebTox to set a new standard of customer service excellence in our industry. By placing the power of information directly in the hands of our customers, through the Internet, WebTox integrates point-of-collection screening, and rapid laboratory confirmations with a feature-rich data reporting and tracking system."

WebTox provides customers with testing results and tracking, chain-of-custody verification, supplies ordering capability, statistical reporting, and sample collection site location information.


MEDTOX Positioned For Profitable Growth

Braun told shareholders, "Looking forward, the management of MEDTOX has great optimism about the significant potential we see for our future growth and success. We have strong and established customer relationships, and benefit from a strong recurring revenue stream in our lab business; our highest margin business is our fastest growing segment; and we have a dual opportunity for growth, with strong synergy between our two business segments.

"Our financial objectives include 15 to 20-percent annual revenue growth, with 10 to 15-percent pretax margins in our laboratory services business and 15 to 20-percent pretax margins in our POC diagnostics business. We have the technology, the infrastructure, and the people to capitalize on the long-term market opportunities that we see in the future," Braun said.

MEDTOX Scientific, Inc., headquartered in St. Paul, Minn., is a provider of high quality specialized laboratory and on-site/point-of-collection (POC) devices. The company also supports customers with complete logistics, data and program management services. MEDTOX develops and manufactures diagnostic devices for quick and economical on-site/point-of-collection analysis for drugs of abuse, therapeutic drugs and biological and agricultural toxins and provides employment drug screening and occupational health testing. MEDTOX is a leader in providing esoteric laboratory testing services to hospitals and laboratories nationwide. This includes both central laboratory and bio-analytical testing for pharmaceutical clinical trials. To be automatically alerted by e-mail about company information, please go to http://www.corporate-ir.net/ireye/ ir_site.zhtml?ticker=tox&script=1900and follow the directions on the page.
For more information see http://www.medtox.com/.

Note: Forward-looking statements contained in this press release are made under the Private Securities Reform Act of 1995. Actual results may differ due to a number of factors including a change in the employment pattern of client companies, the ability of MEDTOX to acquire new business, and changes in the competitive environment. Fuller discussions of factors that may cause such results to differ are identified on page three of the company's 2001 annual report on Form 10-K and incorporated herein by reference.